Airbag Performance Securities UBS Equity Investor investment guide ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-200212 Dated November 17, 2014

2 | Airbag Performance Securities
Contents
03
Overview
04
How the securities work (physical settlement)
07
An example investment (physical settlement)
11
How the securities work (cash settlement)
14
An example investment (cash settlement)
18
Key investment risks
20
Where to find additional information
21
Glossary

Airbag Performance Securities |
3
Overview
UBS Equity Investor is a proprietary trading system that
makes it possible for you and your financial advisor to design and trade certain customized structured investments on a
same-day basis.
Airbag Performance Securities (referred to as the securities)
are one of the investments that can be built for you using
UBS Equity Investor. These securities are debt securities
issued by UBS AG that are designed to allow investors to
participate in any positive market returns with an airbag
feature to potentially reduce exposure to negative market
returns at maturity. These securities can be structured to
provide for either cash settlement or physical settlement in certain circumstances.
Because an investment in these securities involves a
significant risk of loss, it is important that you familiarize yourself with the features and risks of these investments
before you invest. In this guide, you will learn about how
the cash and physical settlement versions of these securities work and understand some of the terminology related to
each. You can also walk through a hypothetical example of
an investment in a security and read a summary of key
investment risks.
This investment guide is just the first step in learning about
Airbag Performance Securities. At the end of the guide, you
will find links to the prospectus supplement (including a
sample final terms supplement), product supplement and
base prospectus (collectively the base offering documents)
for the securities, which you should read and understand
prior to investing in any securities. You will also find
instructions on how you can find additional information
about the issuer of the securities, UBS AG.
When you are ready to proceed with your first investment or
if you have any questions about these or other opportunities, please contact your UBS financial advisor.

4 | Airbag Performance Securities
How the securities work (physical settlement)
What are Airbag Performance Securities?
Airbag Performance Securities are unsubordinated,
unsecured debt instruments issued by UBS AG (UBS). Like
a traditional UBS debt instrument, any payment on a security is subject to the creditworthiness of UBS. However, unlike a traditional debt instrument, UBS may pay more or less than
the full principal amount of a security at maturity. The
amount that UBS pays at maturity depends on the
underlying return of the stock or ETF to which the security
is linked (which is referred to as the underlying asset).
If the underlying return is positive, the securities will
participate in the underlying return at the participation rate.
If the underlying return is negative, the securities have
exposure to the negative underlying return subject to an
airbag feature. Therefore, if you purchase Airbag
Performance Securities, you are accepting the risk that you
may lose some or all of your investment at maturity.
What will UBS pay at maturity of the securities?
At maturity, UBS' payment to you will depend on the final
level of the underlying asset relative to the initial level and the conversion
level.
On the final valuation date for your
security, UBS will observe the closing level of the
underlying asset (which is referred to as the final level) and calculate the underlying return.
If the underlying return is positive, UBS will repay the full principal amount at maturity plus pay a return equal to the
product of the underlying return times the participation rate.
If the underlying return is zero or negative and the final level is equal to or greater than the conversion level, UBS will
repay the full principal amount at maturity.
If the underlying return is negative and the final level is less than the conversion level, UBS will deliver shares of the
underlying asset per security. The number of shares that will be delivered to you per security (the share delivery amount)
will be equal to the principal amount per security divided by the conversion level, which is expected to be worth less than your principal amount and may have no value. Your
downside exposure will start at the conversion level and the further the final level is less than the conversion level the closer your loss of principal will be to the full negative
underlying return. In lieu of delivering any fractional shares of the underlying asset, UBS will pay you cash in an amount
equal to that fraction multiplied by the final level.
In addition, any shares delivered at maturity may be worth
more or less than they were worth on the final valuation date.
The actual gain or loss on your investment will depend on the value of the shares whenever you sell them.
Relationship between the participation rate, the conversion level and selected factors on trade date
Factors that influence the participation rate and conversion level of your security
Maturity
Implied volatility of
underlying asset
Dividend rate of
underlying asset
Market interest
rates
UBS
creditworthiness
Participation rate
Conversion level
This table is based on generalizations for ease of conceptual understanding. For the respective term or factor in each column, the arrow indicates the general relationship to the participation rate and the conversion level. An up-arrow indicates a generally positive relationship. A down-arrow indicates a generally negative relationship.
Both arrows indicate the relationship can be either positive or negative. E.g., a higher dividend rate for the underlying asset generally results in a higher participation rate or lower conversion level for your security. The relationship between the participation rate, the conversion level, and the selected factors may vary in individual cases based on complex and interrelated political, economic, financial and other factors.

Airbag Performance Securities |
5
Because Airbag Performance Securities are unsubordinated,
unsecured debt obligations of UBS, all payments on the
securities are subject to the creditworthiness of UBS. If UBS is unable to pay its obligations as they come due, you could lose some or all of your investment in the securities.
How are the terms of the securities determined?
Before you agree to purchase an Airbag Performance
Security, you will receive a preliminary terms supplement
that summarizes the terms of the security. The underlying
asset and maturity for the securities will be based on the
terms you agree on with your financial advisor. The
preliminary terms supplement will also include the range for the participation rate or the conversion level of the security, depending on which term you select with your financial
advisor. The participation rate or the conversion level for
each security will vary depending on a number of factors
(including those set forth in the table on page 4).
What underlying assets are available for the securities?
There are over 200 stocks and ETFs available to select as an underlying asset for your security. The preliminary terms
supplement you receive will include a brief description of the underlying asset selected, along with instructions on how to find additional information about the underlying asset.
How much do the securities cost?
The issue price
and principal amount
of each Airbag
Performance Security is $1,000. The issue price includes all fees payable on the security, as discussed below. The security is subject to minimum issue size and individual purchase
amount requirements, as discussed below and in the base
offering documents.
What are the fees associated with the securities?
The fees associated with the securities include a sales
concession paid to UBS Financial Services Inc., which pays
your financial advisor, as well as the costs and potential
profit to UBS for issuing and hedging its obligations under
the securities. These fees are embedded in the issue price that you pay for the securities and are reflected in the terms of the security. Once the terms of the security are set, these fees do not reduce the payment at maturity of the securities, but they may affect the price of the securities prior to maturity.
Investment timeline
Start
On the trade date, the initial level of the underlying asset is determined and the final terms of the investment are set.
On the issue date, the securities are issued and investors pay the issue price.
Maturity
On the final valuation date, the final level of the underlying asset is determined and the underlying return is calculated.
If the underlying return is positive, UBS will repay the
full principal amount at maturity plus a return equal to the product of the underlying return times the participation rate:
principal amount + (principal amount x underlying
return x participation rate)
If the underlying return is zero or negative and the final
level is equal to or greater than the conversion level, UBS
will repay the full principal amount at maturity.
If the underlying return is negative and the final level is
less than the conversion level, UBS will deliver the share
delivery amount per security, which is expected to be
worth less than your initial investment and may have no
value. For any fractional shares included in the share
delivery amount, UBS will pay you cash in an amount
equal to that fraction multiplied by the final level.
What if I want to sell the securities before maturity?
The securities will not be listed on any exchange. Although
the securities are designed to be held to maturity, you may be able to sell your securities back to UBS prior to maturity.
The price that you receive for your security may be more or
less than the principal amount. Please keep in mind that UBS is not obligated to make a market for your securities and you may not be able to sell your securities prior to maturity.
Therefore, you should be prepared to hold your securities to maturity.

6 | Airbag Performance Securities
What happens if there is a stock split or a merger?
For stock splits, mergers or other corporate actions relating to the underlying asset, the calculation agent
for the
securities will generally make an adjustment to the initial
level, conversion level, share delivery amount, or to other
terms of the securities. The type of adjustment will depend
on the type of corporate action that has occurred and, in some cases, no adjustment may be made. The base offering
documents for the securities describe some of the corporate
actions that may occur and some of the adjustments that may
occur. The purpose of any adjustment by the calculation
agent is generally to offset changes in the economic position of the investors and UBS from the corporate action. If a
corporate action occurs and the calculation agent does not
make any adjustment, the market value of your securities and the payment at maturity may be negatively affected. Because
the calculation agent for the securities is an affiliate of UBS, the calculation agent may have a conflict of interest in
determining whether and how to make any adjustments.
What are the expected tax consequences of investing in
the securities?
The base offering documents for the securities will contain a tax disclosure describing the expected U.S. federal income
tax consequences of investing in the securities. The tax
consequences are complex and uncertain. As a reminder,
UBS and its employees do not provide tax advice. You
should consult with your tax advisor prior to investing in any securities.
As described in the base offering documents, UBS expects to
treat the securities for tax purposes as a pre-paid derivative contract with respect to the underlying asset. The IRS could assert a different tax treatment for the securities, which could require you and UBS to treat the securities differently than described in the offering documents.
Investment summary
Participate in positive underlying
return
If the underlying return is positive, at
maturity UBS will repay the full
principal amount plus pay a return
equal to the product of the underlying
return times the participation rate.
Downside equity market risk subject
to an airbag feature
At maturity, you will have downside
exposure to the underlying asset only if
the final level is less than the
conversion level. If the final level is
less than the conversion level, you will
receive the share delivery amount per
security and will be paid cash in lieu of
any fractional shares. The shares are
expected to be worth less than the
principal amount and may have no
value.
Additional considerations
You will be subject to the
creditworthiness of UBS for all
payments under the securities. There
may be limited or no liquidity for the
securities. The tax consequences of
investing in the securities are complex
and uncertain. Please see the risk
section of this investment guide and
the base offering documents for
additional important considerations.

An example investment (physical settlement)
1) Select an underlying asset
You and your financial advisor can select an underlying asset for your security from a list of over 200 stocks and ETFs.
For purposes of this example investment, we will use a
fictional underlying asset for your security: XYZ common
stock.
2) Select a maturity for your security
You have the flexibility to choose the maturity for the
securities, which can be between 1 and 5 years, with 3-month increments in between. You may want to select a shorter
maturity when you want shorter term exposure to the
underlying asset and a longer maturity if you want longer
term exposure to the underlying asset.
The selected maturity will be an important factor for the
participation rate and the conversion level for the securities.
Typically, the longer the maturity the greater the
participation rate and the lower the conversion level and the shorter the maturity the lower the participation rate and the higher the conversion level.
For purposes of this example investment, we will assume that you selected a 4-year maturity.
3) Select the conversion level or the participation rate for your security
You then need to select the conversion level or the
participation rate of your security. Many investors use
different strategies in selecting a conversion level or
participation rate (see the table below for a discussion of
some of the strategies). The conversion level can be set
between 60% to 90% of the initial level. The participation
rate cannot be less than 100% and is typically not more than
200%.
After selecting either the conversion level or the participation rate, your financial advisor will use UBS Equity Investor to solve for the final parameter of your security.
For purposes of this example investment, we will assume that you selected a conversion level of 85%. We will also assume
that your financial advisor solved for an indicative
participation rate range of between 113% and 117%.
In this section of the investment guide, we provide an example of a hypothetical investment in an Airbag Performance
Security. This example is for illustrative purposes only. The actual terms and conditions for any security you purchase will be included in the preliminary terms supplement that you will receive prior to investing in the security.
There is no assurance that the indicated investment goal will be achieved. Investors may lose all or a substantial portion of their investment in the securities. At maturity, the securities may underperform a direct investment in a dividend-paying underlying asset.
Sample strategies for selecting a conversion level or participation rate
Investment goal Feature selection Considerations
Outperform the
underlying asset
Select a high participation rate and solve for the
conversion level.
There is no guarantee that the underlying asset will
appreciate sufficiently to outperform the total return of the underlying asset or will not decline below the conversion
level, resulting in a loss.
Potentially reduce
downside risk of an
underlying asset
Select a low conversion level and solve for the
participation rate.
The airbag feature only applies at maturity. There is no
guarantee that the underlying asset will not decline below
the conversion level, resulting in a significant loss.
Airbag Performance Securities | 7

4) Agree on indicative terms and review the preliminary
terms supplement
If you are satisfied with the parameters for your security,
your financial advisor will e-mail you a preliminary terms
supplement summarizing the key terms, conditions and risks
for your security. This document will supplement the base
offering documents found toward the end of this guide. In the preliminary terms supplement, either the participation rate or the conversion level will be represented by an indicative
range.
For purposes of this example investment, we will assume that the preliminary terms supplement shows a range on the
participation rate of between 113% and 117%.
If you want to receive the top end of the participation rate range or bottom of the conversion level range your financial advisor solved for, you must confirm your order within 20
minutes of when your financial advisor generated the
indicative terms. Otherwise, that parameter will be set within the indicated range after you confirm your order with your
financial advisor based on market conditions at that time.
For purposes of this example investment, we will assume that you do not confirm your order within 20 minutes of when
your financial advisor generated the indicative terms
and that the participation rate will be set within the indicated
range after you confirm your order.
5) Confirm your order with your financial advisor
The deadline for your financial advisor to generate terms and send you the preliminary terms supplement is 2pm Eastern
time. The deadline to place an order is 3pm,
Eastern time, on the same day you receive the preliminary
terms supplement for your security. This day will become
the trade date for your security. Because you have a
limited amount of time to review the preliminary terms
supplement and accept the terms of your security, you should carefully review the base offering documents and be
comfortable with the features and risks of Airbag
Performance Securities prior to considering your first
transaction.
The minimum issue size for creating a security is $100,000,
while the maximum size is $4 million. When deciding how
much to invest in any individual security, consider your
market exposure to the underlying asset and your overall
credit exposure to UBS. Generally, you should not invest
more in a security than you would be willing to invest
directly in the underlying asset. You should also consider
your credit exposure to UBS across your entire portfolio and whether an investment in the securities might cause you to be overly concentrated in UBS credit risk.
For purposes of this example investment, we will assume that you confirm an order with your financial advisor to invest
$100,000 in the security.
6) The final terms for your security are set
The initial level of the underlying asset will be set equal to the closing level of the underlying asset on the trade date.
The participation rate or the conversion level will be set
within the range indicated in the preliminary terms
supplement. These final terms for your security will be e-
mailed to you in a final terms supplement.
Hypothetical security terms
Issuer UBS AG
Maturity 4 years Selected by you.
Underlying asset XYZ common stock Selected by you.
Participation rate 115% Within the range indicated in the preliminary terms supplement.
Conversion level $21.25, 85% of the initial level Selected by you.
Share delivery amount 47.0588 Result of principal amount ÷ conversion level
Total principal amount $100,000 Selected by you.
Principal amount $1,000 per security
Initial level $25.00 The closing level of the underlying asset on the trade date.
8 | Airbag Performance Securities

For purposes of this example investment, we will assume that the initial level of the underlying asset is $25.00, the
conversion level is $21.25 (85% of initial level), and the
participation rate is set within the range indicated in your preliminary terms supplement at 115%.
7) The value of your security prior to maturity
You should be prepared to hold your security to maturity. If you wish to sell your security prior to maturity, you should be aware that the value of your security will fluctuate based on a number of factors, including the performance of the
underlying asset, time remaining to maturity, the implied
volatility of the underlying asset, dividends paid on the
underlying asset, market interest rates, the creditworthiness of UBS and the fees embedded in the price of your security.
Generally, you should not expect upside movements in the
underlying asset to coincide with similar movements in the
value of the securities due to the factors mentioned above.
However, declines in the level of the underlying asset may
have a significantly negative effect on the value of your
security. Prior to maturity, the market value of your security may be significantly less than the principal amount even if
the level of the underlying asset has increased.
UBS expects to maintain a market in its securities for clients who wish to sell their securities prior to maturity. However,
UBS is under no obligation to repurchase your security, and
the price you receive from UBS may be at a discount to the
market value of your security. Because you may not be able
to sell your security prior to maturity, you should be prepared to hold your security to maturity. If you are able to sell your security prior to maturity, you may incur a substantial loss even if the level of the underlying asset is above its initial level at that time.
8) The payment at maturity
The return on your securities will depend on whether the
underlying return is positive or negative (or zero). Please
remember that any payment on a security, including any
repayment of principal, is subject to the creditworthiness of
UBS. If UBS is unable to repay its obligations when due, you may lose some or all of your investment in the securities.
Scenario 1: The closing level of XYZ stock on the final
valuation date is $30.00 (a 20% increase from the initial
level).
Because the underlying return is positive, UBS will repay the full principal amount plus pay a return equal to 23%, the
product of the underlying return (20%) times the
participation rate (115%). You will receive $123,000 at
maturity ($1,230 per security).
Scenario 2: The closing level of XYZ stock on the final
valuation date is $22.00 (a 12% decline from the initial
level).
Because the underlying return is negative and the final level is greater than the conversion level, UBS will repay the full principal amount. You will receive $100,000 at maturity
($1,000 per security).
Scenario 3: The closing level of XYZ stock on the final
valuation date is $18.00 (a 28% decline from the initial
level).
Because the underlying return is negative and the final level is less than the conversion level, UBS will deliver the share delivery amount at maturity and pay you cash in an amount
equal to any fractional shares multiplied by the final level.
With a share delivery amount of 47.0588, you would receive
47 shares of XYZ stock at maturity worth $846 as of the final valuation date and $1.0584 in cash for a total value of
$847.06, representing a loss of 15.29%.
Airbag Performance Securities | 9

Hypothetical payout on your $100,000 investment
Underlying asset Airbag Performance Security
Final level Return at maturity Return at maturity Payment at maturity
… … … …
$35.00 40% 46.00% $146,000
$34.00 36% 41.40% $141,400
$33.00 32% 36.80% $136,800
$32.00 28% 32.20% $132,200
$31.00 24% 27.60% $127,600
$30.00 20% 23.00% $123,000
$29.00 16% 18.40% $118,400
$28.00 12% 13.80% $113,800
$27.00 8% 9.20% $109,200
$26.00 4% 4.60% $104,600
Initial level
$25.00 0% 0% $100,000
$24.00 -4% 0% $100,000
$23.00 -8% 0% $100,000
$22.50 -10% 0% $100,000
Conversion level
$21.25 -15% 0% $100,000
$21.00 -16% -1.18% $98,824
$20.00 -20% -5.88% $94,118
$19.00 -24% -10.59% $89,412
$18.00 -24% -15.29% $84,706
… … … …
$0.00 -100% -100% $0
Summary
Airbag Performance Securities provide the opportunity to
participate in any positive underlying return at the
participation rate with an airbag feature to potentially reduce exposure to any negative underlying return at maturity. By
using UBS Equity Investor, your financial advisor can
custom-design Airbag Performance Securities for you across
a broad range of parameters to help you meet your
investment goals. However, investing in Airbag Performance
Securities involves significant risks and considerations that you should understand. We discuss some of these key
investment risks in the next section of this guide.
10 | Airbag Performance Securities

11 | Airbag Performance Securities
How the securities work (cash settlement)
What are Airbag Performance Securities?
Airbag Performance Securities are unsubordinated,
unsecured debt instruments issued by UBS AG (UBS). Like
a traditional UBS debt instrument, any payment on a security is subject to the creditworthiness of UBS. However, unlike a traditional debt instrument, UBS may pay more or less than
the full principal amount of a security at maturity. The
amount that UBS pays at maturity depends on the underlying
return of the stock or ETF to which the security is linked
(which is referred to as the underlying asset).
If the underlying return is positive, the securities will
participate in the underlying return at the participation rate. If the underlying return is negative, the securities have
exposure to the negative underlying return subject to an
airbag feature. Therefore, if you purchase Airbag
Performance Securities, you are accepting the risk that you
may lose some or all of your investment at maturity.
What will UBS pay at maturity of the securities?
At maturity, UBS' payment to you will depend on the
underlying return, which UBS will calculate on the final
valuation date for your security.
If the underlying return is positive, UBS will repay the full principal amount at maturity plus pay a return equal to the
product of the underlying return times the participation rate.
If the underlying return is zero or negative and the
percentage decline from the initial level to the final level is equal to or less than the threshold percentage, UBS will
repay the full principal amount at maturity.
If the underlying return is negative and the percentage
decline from the initial level to the final level is greater than the threshold percentage, at maturity UBS will repay less
than the full principal amount resulting in a loss equal to the percentage decline in excess of the threshold percentage
multiplied by the downside multiplier. The more the
underlying asset declines in excess of the threshold
percentage, the closer your loss will be to the full negative underlying return. Therefore you could lose up to your entire investment.
Because Airbag Performance Securities are unsubordinated,
unsecured debt obligations of UBS, all payments on the
securities are subject to the creditworthiness of UBS. If UBS is unable to pay its obligations as they come due, you could lose some or all of your investment in the securities.
How are the terms of the securities determined?
Before you agree to purchase a Airbag Performance Security,
you will receive a preliminary terms supplement that
summarizes the terms of the security.
Relationship between the participation rate, the threshold percentage and selected factors on trade date
Factors that influence the participation rate and threshold percentage of your security
Maturity
Implied volatility of
underlying asset
Dividend rate of
underlying asset
Market interest
rates
UBS
creditworthiness
Participation rate
Threshold
percentage
This table is based on generalizations for ease of conceptual understanding. For the respective term or factor in each column, the arrow indicates the general relationship to the participation rate and the threshold percentage. An up-arrow indicates a generally positive relationship. A down-arrow indicates a generally negative relationship.
Both arrows indicate the relationship can be positive or negative. E.g., a higher dividend rate for the underlying asset generally results in a higher participation rate or higher threshold percentage for your security. The relationship between the participation rate, the threshold percentage, and the selected factors may vary in individual cases based on complex and interrelated political, economic, financial and other factors.

The underlying asset and maturity for the securities will be based on the terms you agree on with your financial advisor.
The preliminary terms supplement will also include the range for the participation rate or the threshold percentage of the security, depending on which term you select with your
financial advisor. The participation rate or the threshold
percentage for each security will vary depending on a
number of factors (including those set forth in the table on page 11).
What underlying assets are available for the securities?
There are over 200 stocks and ETFs available to select as an underlying asset for your security. The preliminary terms
supplement you receive will include a brief description of the underlying asset selected, along with instructions on how to find additional information about the underlying asset.
How much do the securities cost?
The issue price
and principal amount
of each Airbag
Performance Security is $1,000. The issue price includes all fees payable on the security, as discussed below. The security is subject to minimum issue size and individual purchase
amount requirements, as discussed below and in the base
offering documents.
What are the fees associated with the securities?
The fees associated with the securities include a sales
concession paid to UBS Financial Services Inc., which pays
your financial advisor, as well as the costs and potential
profit to UBS for issuing and hedging its obligations under
the securities. These fees are embedded in the issue price that you pay for the securities and are reflected in the terms of the security. Once the terms of the security are set, these fees do not reduce the payment at maturity of the securities, but they may affect the price of the securities prior to maturity.
What if I want to sell the securities before maturity?
The securities will not be listed on any exchange. Although
the securities are designed to be held to maturity, you may be able to sell your securities back to UBS prior to maturity.
The price that you receive for your security may be more or
less than the principal amount. Please keep in mind that UBS is not obligated to make a market for your securities and you may not be able to sell your securities prior to maturity.
Therefore, you should be prepared to hold your securities to maturity.
Investment timeline
Start
On the trade date, the initial level of the underlying asset is determined and the final terms of the investment are set.
On the issue date, the securities are issued and investors pay the issue price.
Maturity
On the final valuation date, the final level of the underlying asset is determined and the underlying return is calculated.
If the underlying return is positive, UBS will repay the full principal amount at maturity plus a return equal to the
product of the underlying return times the participation rate:
principal amount + (principal amount x underlying return
x participation rate)
If the underlying return is zero or negative and the percentage decline from the initial level to the final level is equal to or less than the threshold percentage, UBS will repay the full
principal amount at maturity.
If the underlying return is negative and the percentage
decline from the initial level to the final level is greater than the threshold percentage, UBS will repay less than your full principal amount. In this case, you will incur a loss equal to the percentage decline in the level of the underlying asset in excess of the threshold percentage multiplied by the
downside multiplier and you could lose some or all of your
initial investment:
principal amount + (principal amount x (underlying return
+ threshold percentage) x downside multiplier)
What happens if there is a stock split or a merger?
For stock splits, mergers or other corporate actions relating to the underlying asset, the calculation agent
for the
securities will generally make an adjustment to the initial
level or to other terms of the securities. The type of
adjustment will depend on the type of corporate action that
has occurred and, in some cases, no adjustment may be
made. The base offering documents for the securities
describe some of the corporate actions that may occur and
some of the adjustments that may occur. The purpose of any
adjustment by the calculation agent is generally to offset
changes in the economic position of the investors and UBS
from the corporate action. If a corporate
12 | Airbag Performance Securities

13 | Airbag Performance Securities
action occurs and the calculation agent does not make any
adjustment, the market value of your securities and the
payment at maturity may be negatively affected. Because the
calculation agent for the securities is an affiliate of UBS, the calculation agent may have a conflict of interest in
determining whether and how to make any adjustments.
What are the expected tax consequences of investing in
the securities?
The base offering documents for the securities will contain a tax disclosure describing the expected U.S. federal
income tax consequences of investing in the securities. The
tax consequences are complex and uncertain. As a reminder,
UBS and its employees do not provide tax advice. You
should consult with your tax advisor prior to investing in any securities.
As described in the base offering documents, UBS expects to
treat the securities for tax purposes as a pre-paid derivative contract with respect to the underlying asset. The IRS could assert a different tax treatment for the securities, which could require you and UBS to treat the securities differently than described in the offering documents.
Investment summary
Participate in positive underlying
return
If the underlying return is positive, at
maturity UBS will repay the full
principal amount plus pay a return
equal to the product of the underlying
return times the participation rate.
Downside equity market risk subject
to an airbag feature
At maturity, you will have downside
exposure to the underlying asset only if
the underlying asset decline exceeds
the threshold percentage. If the
percentage decline from the initial
level to the final level is greater than
the threshold percentage, UBS will
repay less than the full principal
amount at maturity and you will incur a
loss equal to such excess decline
multiplied by the downside multiplier,
up to a complete loss of principal.
Additional considerations
You will be subject to the
creditworthiness of UBS for all
payments under the securities. There
may be limited or no liquidity for the
securities. The tax consequences of
investing in the securities are complex
and uncertain. Please see the risk
section of this investment guide and
the base offering documents for
additional important considerations.

An example investment (cash settlement)
1) Select an underlying asset
You and your financial advisor can select an underlying asset for your security from a list of over 200 stocks and ETFs.
For purposes of this example investment, we will use a
fictional underlying asset for your security: XYZ common
stock.
2) Select a maturity for your security
You have the flexibility to choose the maturity for the
securities, which can be between 1 and 5 years, with 3-month increments in between. You may want to select a shorter
maturity when you want shorter term exposure to the
underlying asset and a longer maturity if you want longer
term exposure to the underlying asset.
The selected maturity will be an important factor for the
participation rate and the threshold percentage for the
securities. Typically, the longer the maturity the greater the participation rate and the higher the threshold percentage and the shorter the maturity the
lower the participation rate and the lower the threshold
percentage.
For purposes of this example investment, we will assume that you selected a 4-year maturity.
3) Select the threshold percentage or participation rate
for your security
You then need to select the threshold percentage or the
participation rate of your security. Many investors use
different strategies in selecting the threshold percentage or the participation rate (see the table below for a discussion of some of the strategies). The threshold percentage can be set between 10% to 40%. The threshold percentage determines
the applicable downside multiplier, which equals one divided by the difference of one minus the threshold percentage. The participation rate cannot be less than 100% and is typically not more than 200%.
After selecting either the threshold percentage or the
participation rate, your financial advisor will use UBS Equity
Investor to solve for the final parameter of your security.
In this section of the investment guide, we provide an example of a hypothetical investment in an Airbag Performance
Security. This example is for illustrative purposes only. The actual terms and conditions for any security you purchase will be included in the preliminary terms supplement that you will receive prior to investing in the security.
There is no assurance that the indicated investment goal will be achieved. Investors may lose all or a substantial portion of their investment in the securities. At maturity, the securities may underperform a direct investment in a dividend-paying underlying asset.
Sample strategies for selecting a threshold percentage or participation rate
Investment goal Feature selection Considerations
Outperform the
underlying asset
Select a high participation rate and solve for the
threshold percentage.
There is no guarantee that the underlying asset will
appreciate sufficiently to outperform the total return of the stock or will not decline by more than the threshold
percentage, resulting in a loss.
Potentially reduce
downside risk of an
underlying asset
Select a high threshold percentage and solve for the
participation rate.
The airbag feature only applies at maturity. There is no
guarantee that the underlying asset will not decline by
more than the threshold percentage, resulting in a
significant loss.
14 | Airbag Performance Securities

For purposes of this example investment, we will assume that you selected a threshold percentage of 15%. We will also
assume that your financial advisor solved for an indicative
participation rate range of between 113% and 117%.
4) Agree on indicative terms and review the preliminary
terms supplement
If you are satisfied with the parameters for your security,
your financial advisor will e-mail you a preliminary terms
supplement summarizing the key terms, conditions and risks
for your security. This document will supplement the base
offering documents found toward the end of this guide. In the preliminary terms supplement, either the participation rate or the threshold percentage (and correlated downside multiplier)
will be represented by an indicative range.
For purposes of this example investment, we will assume that the preliminary terms supplement shows a range on the
participation rate of between 113% and 117%.
If you want to receive the top end of the participation rate range or the threshold percentage range your financial
advisor solved for, you must confirm your order within 20
minutes of when your financial advisor generated the
indicative terms. Otherwise, that parameter will be set within the indicated range after you confirm your order with your
financial advisor based on market conditions at that time.
For purposes of this example investment, we will assume that you do not confirm your order within 20 minutes of when
your financial advisor generated the indicative terms
and that the participation rate will be set within the indicated
range after you confirm your order.
5) Confirm your order with your financial advisor
The deadline for your financial advisor to generate terms and send you the preliminary terms supplement is 2pm Eastern
time. The deadline to place an order is 3pm,
Eastern time, on the same day you receive the preliminary
terms supplement for your security. This day will become
the trade date for your security. Because you have a
limited amount of time to review the preliminary terms
supplement and accept the terms of your security, you should carefully review the base offering documents and be
comfortable with the features and risks of Airbag
Performance Securities prior to considering your first
transaction.
The minimum issue size for creating a security is $100,000,
while the maximum size is $4 million. When deciding how
much to invest in any individual security, consider your
market exposure to the underlying asset and your overall
credit exposure to UBS. Generally, you should not invest
more in a security than you would be willing to invest
directly in the underlying asset. You should also consider
your credit exposure to UBS across your entire portfolio and whether an investment in the securities might cause you to be overly concentrated in UBS credit risk.
For purposes of this example investment, we will assume that you confirm an order with your financial advisor to invest
$100,000 in the security.
6) The final terms for your security are set
The initial level of the underlying asset will be set equal to the closing level of the underlying asset on the trade date.
The participation rate or the threshold percentage will be set within the range indicated in the preliminary terms
supplement. These final terms for your security will be e-
mailed to you in a final terms supplement.
Hypothetical security terms
Issuer UBS AG
Maturity 4 years Selected by you.
Underlying asset XYZ common stock Selected by you.
Participation rate 115% Within the range indicated in the preliminary terms supplement.
Threshold percentage $21.25, 15% of the initial level Selected by you.
Downside multiplier 1.1765 Result of 1 ÷ (1 – 0.15)
Total principal amount $100,000 Selected by you.
Principal amount $1,000 per security
Initial level $25.00 The closing level of the underlying asset on the trade date.
Airbag Performance Securities |
15

For purposes of this example investment, we will assume that the initial level of the underlying asset is $25.00 and the
participation rate is set within the range indicated in your preliminary terms supplement at 115%.
7) The value of your security prior to maturity
You should be prepared to hold your security to maturity. If you wish to sell your security prior to maturity, you should be aware that the value of your security will fluctuate based on a number of factors, including the performance of the
underlying asset, time remaining to maturity, the implied
volatility of the underlying asset, dividends paid on the
underlying asset, market interest rates, the creditworthiness of UBS and the fees embedded in the price of your security.
Generally, you should not expect upside movements in the
underlying asset to coincide with similar movements in the
value of the securities due to the factors mentioned above.
However, declines in the level of the underlying asset may
have a significantly negative effect on the value of your
security. Prior to maturity, the market value of your security may be significantly less than the principal amount even if
the level of the underlying asset has increased.
UBS expects to maintain a market in its securities for clients who wish to sell their securities prior to maturity. However,
UBS is under no obligation to repurchase your security, and
the price you receive from UBS may be at a discount to the
market value of your security. Because you may not be able
to sell your security prior to maturity, you should be prepared to hold your security to maturity. If you are able to sell your security prior to maturity, you may incur a substantial loss even if the level of the underlying asset is above its initial level at that time.
8) The payment at maturity
The return on your securities will depend on whether the
underlying return is positive or negative (or zero). Please
remember that any payment on a security, including any
repayment of principal, is subject to the creditworthiness of
UBS. If UBS is unable to repay its obligations when due, you may lose some or all of your investment in the securities.
Scenario 1: The closing level of XYZ stock on the final
valuation date is $30.00 (a 20% increase from the initial
level).
Because the underlying return is positive, UBS will repay the full principal amount plus pay a return equal to 23%, the
product of the underlying return (20%) times the
participation rate (115%). You will receive $123,000 at
maturity ($1,230 per security).
Scenario 2: The closing level of XYZ stock on the final
valuation date is $22.00 (a 12% decline from the initial
level).
Because the underlying return is negative and the percentage decline from the initial level to the final level is less than the threshold percentage, UBS will repay the full principal
amount. You will receive $100,000 at maturity ($1,000 per
security).
Scenario 3: The closing level of XYZ stock on the final
valuation date is $18.00 (a 28% decline from the initial
level).
Because the underlying return is negative and the percentage decline from the initial level to the final level is greater than the threshold percentage, UBS will repay less than the full
principal amount at maturity. In this case, you will incur a loss equal to the percentage decline in the level of the
underlying asset in excess of the threshold percentage
multiplied by the downside multiplier. You will receive
$847.06 at maturity, representing a loss of 15.29%.
16 | Airbag Performance Securities

Hypothetical payout on your $100,000 investment
Underlying asset Airbag Performance Security
Final level Return at maturity Return at maturity Payment at maturity
… … … …
$35.00 40% 46.00% $146,000
$34.00 36% 41.40% $141,400
$33.00 32% 36.80% $136,800
$32.00 28% 32.20% $132,200
$31.00 24% 27.60% $127,600
$30.00 20% 23.00% $123,000
$29.00 16% 18.40% $118,400
$28.00 12% 13.80% $113,800
$27.00 8% 9.20% $109,200
$26.00 4% 4.60% $104,600
Initial level
$25.00 0% 0% $100,000
$24.00 -4% 0% $100,000
$23.00 -8% 0% $100,000
$22.00 -12% 0% $100,000
Threshold percentage
$21.25 -15% 0% $100,000
$21.00 -16% -1.18% $98,824
$20.00 -20% -5.88% $94,118
$19.00 -24% -10.59% $89,412
$18.00 -24% -15.29% $84,706
… … … …
$0.00 -100% -100% $0
Summary
Airbag Performance Securities provide the opportunity to
participate in any positive underlying return at the
participation rate with an airbag feature to potentially reduce exposure to any negative underlying return at maturity. By
using UBS Equity Investor, your financial advisor can
custom-design Airbag Performance Securities for you across
a broad range of parameters to help you meet your
investment goals. However, investing in Airbag Performance
Securities involves significant risks and considerations that you should understand. We discuss some of these key
investment risks in the next section of this guide.
Airbag Performance Securities |
17

Key investment risks
Issuer credit risk
Airbag Performance Securities are unsubordinated,
unsecured debt obligations of UBS AG. Any payment on a
security is subject to the creditworthiness of UBS. If UBS is unable to pay its obligations as they come due, you may lose some or all of your investment in your security.
Risk of loss
You will be exposed at a proportionately higher percentage
to any incremental decline in the level of the underlying asset below the conversion level or threshold percentage, as
applicable, and you may lose some or all of your investment
depending on how much the underlying asset declines. If
your securities provide for physical settlement and you
receive shares at maturity, their value may decline further
from their value as of the final valuation date.
No income
The securities do not pay interest. You may earn no return
over the entire term of your securities and may lose up to
your entire investment.
No dividends or voting rights
In owning a security rather than owning the underlying asset directly, you give up certain benefits associated with direct ownership. If the underlying asset pays a dividend, that
dividend will not be paid out to you. You also will not have voting rights that direct owners may have.
Fair value considerations
The issue price you pay for the securities will exceed their estimated initial value as of the trade date due to the
inclusion in the issue price of the underwriting discount,
hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, UBS
will determine the estimated initial value of the securities by reference to its internal pricing models and it will be set forth in the relevant final terms supplement. You will also
receive an indicative range for the estimated initial value in the preliminary terms supplement. These pricing models
incorporate, among other variables, an internal funding rate that is typically lower than the rate UBS pays on.
conventional debt of a similar term. Use of an internal
funding rate generally reduces the economic value of the
securities and may adversely affect any secondary market
pricing on the securities.
Performance prior to maturity
In addition to the performance of the underlying asset, fees embedded in the issue price of a security and market factors that influence the price of bonds and options generally will also influence the value of a security prior to maturity.
Therefore, the market value of a security prior to maturity
may be less than its issue price even if the underlying asset has increased and may be substantially different than the
payment expected at maturity.
No guarantee of liquidity
No offering of the securities will be listed or displayed on any securities exchange or any electronic communications
network. A secondary trading market for the securities may
not develop. UBS Securities LLC and other affiliates of UBS
may make a market in the securities, although they are not
required to do so and may stop making a market at any time.
The price, if any, at which you may be able to sell your
securities prior to maturity could be at a substantial discount from the issue price to public and to its intrinsic economic value; and as a result, you may suffer substantial losses.
Investing in Airbag Performance Securities involves significant risks. Below, we summarize some of the key risks. However, prior to investing in any securities, you should carefully review the more detailed discussion of risks in the base offering documents (available toward the end of this guide) and in the preliminary terms supplement you receive from your financial advisor.
18 | Airbag Performance Securities

Potential conflicts
UBS and its affiliates may play a variety of roles in
connection with a security, including acting as calculation
agent and hedging UBS' obligations under the security. In
performing these duties, the economic interests of the
calculation agent and other UBS affiliates may be adverse
to your interests as a security investor. Additionally, our
affiliates will derive compensation from sales of the
securities.
Taxation
The tax treatment of a security is complex. The offering
documents contain a tax disclosure discussing the expected
federal income tax consequences of investing in a security.
Significant aspects of the tax treatment of a security may be uncertain. UBS Financial Services Inc. and its employees do
not provide tax advice. You are urged to consult your own
tax advisor about the tax consequences of an investment in
the securities, as well as your own tax situation before
investing in any securities.
Airbag Performance Securities |
19

Where to find additional information

For additional information about UBS AG, the issuer of the

securities, please visit the SEC website at www.sec.gov. Our

Central Index Key, or CIK, on the SEC website is

0001114446. You can also find additional information at

www.ubs.com/investors.

The base offering documents for Airbag Performance

Securities consist of the prospectus supplement (including a sample final terms supplement), product supplement and

base prospectus. The base offering documents are available

by clicking on the link below.

Base offering documents for Airbag Performance

Securities (physical settlement):

http://www.sec.gov/Archives/edgar/data/1114446/ 000119312514414308/d816814d424b2.htm

Base offering documents for Airbag Performance

Securities (cash settlement):

http://www.sec.gov/Archives/edgar/data/1114446/ 000119312514414310/d816977d424b2.htm

Your financial advisor can also send you hard copies of these documents free of charge.

20 | Airbag Performance Securities

Airbag
A feature designed to potentially reduce the downside
exposure to underlying asset declines at maturity. See
"conversion level" for physically settled securities and
"threshold percentage" for cash settled securities.
Calculation agent
UBS Securities LLC is the calculation agent for the
securities. The calculation agent may have considerable
discretion in calculating the amounts payable in respect to the securities, and you should be aware of potential conflicts of interest between the calculation agent's role and your interest as a holder of the securities prior to making an investment.
Conversion level
For physically settled securities, the conversion level is a level of the underlying asset, which is calculated as a
percentage of the initial level of the underlying asset.
Downside multiplier
For cash settled securities, the downside multiplier is applied to, and increases the exposure to, any underlying asset
decline in excess of the threshold percentage. The downside
multiplier is the quotient of one divided one minus the
threshold percentage.
Final level
The final level is the closing level of the underlying asset on the final valuation date, as determined by the calculation
agent
Final valuation date
The final valuation date is disclosed in the preliminary terms supplement you receive. The final valuation date may be
subject to postponement if certain market disruption events
occur.
Final terms supplement
The final terms supplement is the document that summarizes
the final terms of your security and will be e-mailed to you on the trade date after the final terms for your security are set.
Initial level
The initial level is the closing level of the underlying asset on the trade date, as determined by the calculation agent. Since you must place your order before the market closes on the
trade date, you will not know the exact initial level when you place your order, but it will be disclosed in the final terms supplement you receive.
Glossary
Issue price
The issue price is the price you pay for your security. The
issue price per security will be $1,000. The security is subject to minimum individual purchase amount and issue size
requirements, as discussed above and in the base offering
documents.
Implied volatility
Implied volatility is a forward-looking measure of an asset's price variation that is derived from the market price of
options on that asset.
Maturity date
The maturity date is the date on which UBS will pay you the
cash you may be owed in accordance with the terms of your
security. The maturity date will be disclosed in the
preliminary terms supplement you receive and is typically
five business days after the final valuation date. The maturity date may be subject to postponement if the final valuation
date is postponed.
Participation rate
The participation rate indicates the degree to which you will participate in any positive underlying return at maturity.
Preliminary terms supplement
The preliminary terms supplement is the document that
summarizes the preliminary terms and conditions of your
security as well as certain key risks. You must review and
confirm the preliminary terms with your financial advisor
before placing your order for your security.
Share delivery amount
For physically settled securities, the number of shares that may be delivered to you per security at maturity, equal to the principal amount divided by the conversion level. Any
fractional shares will be paid in cash based on the final level.
The share delivery amount is expected to be worth less than
your initial investment and may have no value.
Threshold percentage
For cash settled securities, a positive percentage that can
potentially reduce downside market exposure at maturity.
The downside exposure in excess of the threshold percentage
is multiplied by the downside multiplier.
Airbag Performance Securities |
21

Trade date
The trade date is the date on which you place your order for a security. On this date, the trade is executed and the initial level and other terms of your security are determined.
Underlying asset
The underlying asset may be a common stock or American
depository receipt of a specific company or the share of an
exchange-traded fund.
Underlying return
The percentage performance of the underlying asset as
measured from the initial level to the final level.
22 | Airbag Performance Securities

UBS Financial Services Inc. is a subsidiary of UBS AG.
UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement and a prospectus supplement for the securities) with the Securities and Exchange Commission, or SEC, for the offerings to which this free writing prospectus relates. Before you invest, you should read these documents and any other documents relating to the securities that UBS has filed with the SEC for more complete information about UBS and these offerings. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC
website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 800-722-7370.
Airbag Performance Securities |
23